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                                                                    Exhibit 4.12

                                                                  EXECUTION COPY

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                             INTERCREDITOR AGREEMENT

                                   Dated as of
                                  June 25, 1997

                                      AMONG

                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity
                         but solely as Trustee under the
             Continental Airlines Pass Through Trust Series 1997-2A, Continental Airlines Pass Through Trust Series 1997-2B,
             Continental Airlines Pass Through Trust Series 1997-2C,
                                       and
             Continental Airlines Pass Through Trust Series 1997-2D

                        KREDIETBANK N.V., NEW YORK BRANCH

                         as Class A Liquidity Provider,
                        as Class B Liquidity Provider and
                          as Class C Liquidity Provider

                                       AND

                            WILMINGTON TRUST COMPANY,
                      not in its individual capacity except
                        as expressly set forth herein but
                    solely as Subordination Agent and Trustee

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.   Definitions...................................................  2

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

SECTION 2.1.   Agreement to Terms of Subordination; Payments from Monies
               Received Only................................................. 20
SECTION 2.2.   Trust Accounts................................................ 20
SECTION 2.3.   Deposits to the Collection Account and Special Payments
               Account....................................................... 22
SECTION 2.4.   Distributions of Special Payments............................. 22
SECTION 2.5.   Designated Representatives.................................... 25
SECTION 2.6.   Controlling Party............................................. 25

                                   ARTICLE III

            RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED

SECTION 3.1.   Written Notice of Distribution................................ 27
SECTION 3.2.   Distribution of Amounts on Deposit in the Collection Account.. 29
SECTION 3.3.   Distribution of Amounts on Deposit Following a Triggering
               Event......................................................... 30
SECTION 3.4.   Certain Payments.............................................. 32
SECTION 3.5.   Payments to the Trustees and the Liquidity Providers.......... 33
SECTION 3.6.   Liquidity Facilities.......................................... 33

                                   ARTICLE IV

                              EXERCISE OF REMEDIES

SECTION 4.1.   Directions from the Controlling Party......................... 39
SECTION 4.2.   Remedies Cumulative........................................... 40
SECTION 4.3.   Discontinuance of Proceedings................................. 41
SECTION 4.4.   Right of Certificateholders to Receive Payments Not to Be
               Impaired...................................................... 41
SECTION 4.5.   Undertaking for Costs......................................... 41


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                                                                            Page
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                                    ARTICLE V

            DUTIES OF THE SUBORDINATION AGENT; AGREEMENTS OF TRUSTEE

SECTION 5.1.   Notice of Indenture Default or Triggering Event............... 41
SECTION 5.2.   Indemnification............................................... 42
SECTION 5.3.   No Duties Except as Specified in Intercreditor Agreement...... 42
SECTION 5.4.   Notice from the Liquidity Providers and Trustees.............. 42

                                   ARTICLE VI

                             THE SUBORDINATION AGENT

SECTION 6.1.   Authorization; Acceptance of Trusts and Duties................ 43
SECTION 6.2.   Absence of Duties............................................. 43
SECTION 6.3.   No Representations or Warranties as to Documents.............. 43
SECTION 6.4.   No Segregation of Monies; No Interest......................... 43
SECTION 6.5.   Reliance; Agents; Advice of Counsel........................... 44
SECTION 6.6.   Capacity in Which Acting...................................... 44
SECTION 6.7.   Compensation.................................................. 44
SECTION 6.8.   May Become Certificateholder.................................. 44
SECTION 6.9.   Subordination Agent Required; Eligibility..................... 44
SECTION 6.10.  Money to Be Held in Trust..................................... 45

                                   ARTICLE VII

                     INDEMNIFICATION OF SUBORDINATION AGENT

SECTION 7.1.   Scope of Indemnification...................................... 45

                                  ARTICLE VIII

                          SUCCESSOR SUBORDINATION AGENT

SECTION 8.1.   Replacement of Subordination Agent; Appointment of Successor.. 45

                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

SECTION 9.1.   Amendments, Waivers, etc...................................... 46
SECTION 9.2.   Subordination Agent Protected................................. 48
SECTION 9.3.   Effect of Supplemental Agreements............................. 48
SECTION 9.4.   Notice to Rating Agencies..................................... 48


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                                                                            Page
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                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1.  Termination of Intercreditor Agreement........................ 48
SECTION 10.2.  Intercreditor Agreement for Benefit of Trustees, Liquidity
               Providers and Subordination Agent............................. 48
SECTION 10.3.  Notices....................................................... 49
SECTION 10.4.  Severability.................................................. 49
SECTION 10.5.  No Oral Modifications or Continuing Waivers................... 50
SECTION 10.6.  Successors and Assigns........................................ 50
SECTION 10.7.  Headings...................................................... 50
SECTION 10.8.  Counterpart Form.............................................. 50
SECTION 10.9.  Subordination................................................. 50
SECTION 10.10. GOVERNING LAW................................................. 51
SECTION 10.11  Submission to Jurisdiction; Waiver of Jury Trial; Waiver of
               Immunity...................................................... 51


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                             INTERCREDITOR AGREEMENT

            INTERCREDITOR AGREEMENT dated as of June 25, 1997, among WILMINGTON TRUST COMPANY, a Delaware corporation ("WTC"), not in its individual capacity but solely as Trustee of each Trust (each as defined below); KREDIETBANK N.V., acting through its New York branch, as Class A Liquidity Provider, as Class B Liquidity Provider and as Class C Liquidity Provider; and WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "Subordination Agent").

            WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

            WHEREAS, pursuant to each Indenture, Continental proposes to issue on a recourse basis four series of Equipment Notes to finance the purchase of the Aircraft;

            WHEREAS, pursuant to the Participation Agreements, each Trust will acquire Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust;

            WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a "Class") bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

            WHEREAS, pursuant to the Purchase Agreement, the Initial Purchasers propose to purchase the Certificates issued by each Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto;

            WHEREAS, the Liquidity Provider proposes to enter into three separate revolving credit agreements (each, a "Liquidity Facility") with the Subordination Agent, as agent for the Trustee of each Trust (other than the Class D Trust), respectively, for the benefit of the Certificateholders of such Trust; and

            WHEREAS, it is a condition precedent to the obligations of the Initial Purchasers under the Purchase Agreement that the Subordination Agent, the Trustees and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Provider, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

            (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (4) the term "including" shall mean "including without limitation"; and

            (5) each Scheduled Payment with respect to the Certificates of any Class shall be deemed to be comprised of interest and principal components, with the interest component equaling interest accrued at the Stated Interest Rate for such Class of Certificates from (i) the later of
      (x) the date of the issuance thereof and (y) the most recent but preceding Regular Distribution Date to (ii) the Regular Distribution Date on which such Scheduled Payment is being made, such interest to be considered payable in arrears on such Regular Distribution Date and to be calculated and allocated in the same manner as interest on the Equipment Notes.

            "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, the declaration of such amounts to be immediately due and payable. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

            "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (after giving effect to any Escrowed Funds Interest Distribution to be made on such Current Distribution Date with respect to such Certificates) and (y) the greater of:

            (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less (if applicable) the aggregate amount of Escrowed Funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the Closing Date) thereafter distributed to the Certificateholders of such Class (instead of being used to purchase


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      Postponed Notes) pursuant to the Trust Agreement for such Class (excluding the interest component of any such distribution), and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any unpaid Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust which have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, and

            (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less (if applicable) the aggregate amount of Escrowed Funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the Closing Date) thereafter distributed to the Certificateholders of such Class (instead of being used to purchase Postponed Notes) pursuant to the Trust Agreement for such Class (excluding the interest component of any such distribution), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply. For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Adjusted Expected Distributions.

            "Advance", with respect to any Liquidity Facility, means any Advances as defined in such Liquidity Facility.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes, but in no event in an amount less than zero.


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

            "Aircraft" means, with respect to each Indenture, the "Aircraft" referred to therein.

            "Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

            "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent Appraisals of such Aircraft.

            "Appraisers" means Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds, and that, solely with respect to draws under any Liquidity Facility, also is a "Business Day" as defined in such Liquidity Facility.

            "Cash Collateral Account" means the Class A Cash Collateral Account, the Class B Cash Collateral Account or the Class C Cash Collateral Account, as applicable.

            "Certificate" means a Class A Certificate, a Class B Certificate, a Class C Certificate or a Class D Certificate, as applicable.

            "Certificateholder" means any holder of one or more Certificates.

            "Class" has the meaning assigned to such term in the preliminary statements to this Agreement.

            "Class A Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

            "Class A Certificateholder" means, at any time, any holder of one or more Class A Certificates.

            "Class A Certificates" means the certificates issued by the Class A Trust, substantially in the form of Exhibit A to the Class A Trust Agreement, and authenticated by the Class A Trustee, representing fractional undivided interests in the Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class


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A Trust Agreement and/or the Registration Rights Agreement (including, without limitation, any Exchange Certificates (as defined in the Class A Trust Agreement)).

            "Class A Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class A Trustee, and the Class A Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class A Liquidity Provider" means Kredietbank N.V., acting through its New York branch, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class A Liquidity Facility pursuant to Section 3.6(e).

            "Class A Trust" means the Continental Airlines Pass Through Trust Series 1997-2A created and administered pursuant to the Class A Trust Agreement.

            "Class A Trust Agreement" means the Pass Through Trust Agreement dated as of the date hereof, between Continental and the Class A Trustee, governing the creation and administration of the Continental Airlines Pass Through Trust Series 1997-2A and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class A Trustee" means WTC, not in its individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as trustee under the Class A Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Class B Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

            "Class B Certificateholder" means, at any time, any holder of one or more Class B Certificates.

            "Class B Certificates" means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing fractional undivided interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement and/or the Registration Rights Agreement (including, without limitation, any Exchange Certificates (as defined in the Class B Trust Agreement)).

            "Class B Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class B Trustee, and the Class B Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.


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

            "Class B Liquidity Provider" means Kredietbank N.V., acting through its New York branch, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.6(e).

            "Class B Trust" means the Continental Airlines Pass Through Trust Series 1997-2B created and administered pursuant to the Class B Trust Agreement.

            "Class B Trust Agreement" means the Pass Through Trust Agreement dated as of the date hereof, between Continental and the Class B Trustee, governing the creation and administration of the Continental Airlines Pass Through Trust Series 1997-2B and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class B Trustee" means WTC, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Class C Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent and maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class C Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

            "Class C Certificateholder" means, at any time, any holder of one or more Class C Certificates.

            "Class C Certificates" means the certificates issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing fractional undivided interests in the Class C Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Trust Agreement and/or the Registration Rights Agreement (including, without limitation, any Exchange Certificates (as defined in the Class C Trust Agreement)).

            "Class C Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class C Trustee, and the Class C Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class C Liquidity Provider" means Kredietbank N.V., acting through its New York branch, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class C Liquidity Facility pursuant to Section 3.6(e).

            "Class C Trust" means the Continental Airlines Pass Through Trust Series 1997-2C created and administered pursuant to the Class C Trust Agreement.


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            "Class C Trust Agreement" means the Pass Through Trust Agreement dated as of the date hereof, between Continental and the Class C Trustee, governing the creation and administration of the Continental Airlines Pass Through Trust Series 1997-2C and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class C Trustee" means WTC, not in its individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Class D Certificateholder" means, at any time, any holder of one or more Class D Certificates.

            "Class D Certificates" means the certificates issued by the Class D Trust, substantially in the form of Exhibit A to the Class D Trust Agreement, and authenticated by the Class D Trustee, representing fractional undivided interests in the Class D Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class D Trust Agreement and/or the Registration Rights Agreement (including, without limitation, any Exchange Certificates (as defined in the Class D Trust Agreement)).

            "Class D Trust" means the Continental Airlines Pass Through Trust Series 1997-2D created and administered pursuant to the Class D Trust Agreement.

            "Class D Trust Agreement" means the Pass Through Trust Agreement dated as of the date hereof, between Continental and the Class D Trustee, governing the creation and administration of the Continental Airlines Pass Through Trust Series 1997-2D and the issuance of the Class D Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class D Trustee" means WTC, not in its individual capacity except as expressly set forth in the Class D Trust Agreement, but solely as trustee under the Class D Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Closing Date" means June 25, 1997.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

            "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

            "Continental" means Continental Airlines, Inc., a Delaware corporation, and its successors and assigns.


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

            "Continental Bankruptcy Event" means the occurrence and continuation of any of the following:

            (a) Continental shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or Continental shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Continental shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Continental in any such case, or Continental shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or Continental shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or Continental's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

            (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Continental, a receiver, trustee or liquidator of Continental or of any substantial part of its property, or any substantial part of the property of Continental shall be sequestered, or granting any other relief in respect of Continental as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

            (c) a petition against Continental in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Continental, any court of competent jurisdiction assumes jurisdiction, custody or control of Continental or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

            "Continental Provisions" has the meaning assigned to such term in
Section 9.1(a).

            "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

            "Corporate Trust Office" means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.


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

            "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Expected Distributions or the Adjusted Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

            "Designated Representatives" means the Subordination Agent Representatives, the Trustee Representatives and the LP Representatives identified under Section 2.5.

            "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

            "Dollars" or "$" means United States dollars.

            "Downgrade Drawing" has the meaning assigned to such term in
Section 3.6(c).

            "Downgraded Facility" has the meaning assigned to such term in
Section 3.6(c).

            "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

            "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account; and provided further that no Cash Collateral Account may be maintained with a Liquidity Provider at any time Continental holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency prior to such time to the effect that such maintenance of the Cash Collateral Account with the Liquidity Provider will not result in a withdrawal or downgrading of the ratings of the Certificates.

            "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent; provided that a Liquidity Provider shall not qualify as an Eligible Institution at any time Continental holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency to the effect that such Liquidity Provider's status as an Eligible Institution will not result in a withdrawal or downgrading of the ratings of the Certificates.

            "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such


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

investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's and S&P of at least A-1 and P-1, respectively, having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that (1) any investment of the types described in clauses (a), (b) and
(c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution, and (2) all such investments set forth in
(a), (b) and (c) above mature no later than the Business Day immediately preceding the next Regular Distribution Date; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clauses (b) or (c) above which is issued or guaranteed by a Liquidity Provider or Continental or any of their respective Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment at any time Continental holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency that the making of such investment will not result in a withdrawal or downgrading of the ratings of the Certificates.

            "Equipment Notes" means, at any time, the Series A Equipment Notes, the Series B Equipment Notes, Series C Equipment Notes and the Series D Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

            "Escrowed Funds", with respect to the Certificates of any Class, has the meaning assigned to such term in the Trust Agreement for such Class.

            "Escrowed Funds Interest Distribution" means, with respect the Certificates of any Class, the interest component of any distribution to the Certificateholders of such Class on account of Escrowed Funds for such Class of Certificates, earnings thereon or payments by Continental pursuant to Section
2.01 of the Trust Agreement for such Class of Certificates.

            "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (after giving effect to any Escrowed Funds Interest Distribution to be made on such Current Distribution Date with respect to such Certificates) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current

Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less (if applicable) the aggregate amount of Escrowed Funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the Closing Date) thereafter distributed to the Certificateholders of such Class (instead of being used to purchase Postponed Notes) pursuant to the Trust Agreement for such Class (excluding the interest component of any such distribution), and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that
(i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or Acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust which have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates. For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

            "Expiry Date" with respect to any Liquidity Facility, shall have the meaning set forth in such Liquidity Facility.

            "Fee Letter" means the Fee Letter dated June 25, 1997 between Kredietbank N.V., acting through its New York branch, and the Subordination Agent with respect to the Liquidity Facilities, and any fee letter entered into between the Subordination Agent and any Replacement Liquidity Provider.

            "Final Drawing" has the meaning assigned to such term in Section 3.6(i).

            "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

            "Final Maturity Date" means (i) with respect to the Class A Certificates, December 30, 2008, (ii) with respect to the Class B Certificates, December 30, 2006, (iii) with respect to the Class C Certificates, December 30, 2005, and (iv) with respect to the Class D Certificates, June 30, 2001.

            "Indenture" means each of the Trust Indentures entered into by the Loan Trustee and Continental, initially with respect to the aircraft set forth on Schedule I hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Indenture Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

            "Initial Purchasers" means Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated.

            "Interest Drawing" has the meaning assigned to such term in
Section 3.6(a).

            "Interest Payment Date" means, with respect to any Liquidity Facility, each date on which interest is due and payable under Section 3.07(c) or (d) of such Liquidity Facility on a Downgrade Drawing, Non-Extension Drawing or Final Drawing thereunder.

            "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

            "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

            "Liquidity Event of Default," with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

            "Liquidity Expenses" means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

            "Liquidity Facility" means, at any time, the Class A Liquidity Facility, the Class B Liquidity Facility, or the Class C Liquidity Facility, as applicable.

            "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities,
Section 8.1 of the Participation Agreements or the Fee Letter.

            "Liquidity Provider" means, at any time, the Class A Liquidity Provider, the Class B Liquidity Provider, or the Class C Liquidity Provider, as applicable.

            "Loan Trustee" means, with respect to any Indenture or the Second Mortgage, the loan trustee thereunder.

            "LP Incumbency Certificate" has the meaning assigned to such term in Section 2.5(c).

            "LP Representatives" has the meaning assigned to such term in
Section 2.5(c).

            "LTV Appraisals" has the meaning assigned to such term in Section 4.1(a).

            "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the Loan Trustee under the related Indenture and/or under the Second Mortgage in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

            "LTV Ratio" means for the Class A Certificates 41.00%, for the Class B Certificates 55.00%, for the Class C Certificates 69.90% and for the Class D Certificates, 84.89%.

            "Maximum Available Amount" means, with respect to any Liquidity Facility at any time of determination, subject to the proviso contained in the first sentence of Section 3.6(g) hereof, an amount equal to (a) the Maximum Stated Amount of such Liquidity Facility, less (b) the aggregate amount of each Interest Drawing outstanding at such time; provided that, following a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing under such Liquidity Facility, the Maximum Available Amount of such Liquidity Facility shall be zero.

            "Maximum Stated Amount" with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility).

            "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of
(a) 75% of the Appraised Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

            "Moody's" means Moody's Investors Service, Inc.

            "Non-Controlling Party" means, at any time, any Trustee or Liquidity Provider which is not the Controlling Party at such time.

            "Non-Extended Facility" has the meaning assigned to such term in
Section 3.6(d).

            "Non-Extension Drawing" has the meaning assigned to such term in
Section 3.6(d).

            "Non-Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

            "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

            "Operative Agreements" means this Agreement, the Liquidity Facilities, the Indentures, the Second Mortgage, the Trust Agreements, the Purchase Agreement, the Participation Agreements, the Fee Letter, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

            "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

            (i) Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

            (ii) Certificates of such Class for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

            (iii) Certificates of such Class in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by Continental or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Continental or any of its Affiliates.

            "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

            "Participation Agreement" mean, with respect to each Indenture, the "Participation Agreement" referred to therein.

            "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing; provided that in the event of a bankruptcy proceeding involving Continental under Title 11 of the United States Code (the "Bankruptcy Code"), (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Continental refuses to assume or agree to perform its obligations under the Indenture related to such Equipment Note and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

            "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

            "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

            "Pool Balance" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such date.

            "Postponed Notes", with respect to the Certificates of any Class, has the meaning assigned to such term in the Trust Agreement for such Class.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "PTC Event of Default" means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless, in the case of the Class A, Class B or Class C Certificates, the Subordination Agent shall have made an Interest Drawing or Drawings, or withdrawal or withdrawals pursuant to Section 3.6(f), with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

            "Purchase Agreement" means the Purchase Agreement as of June 17, 1997, among the Initial Purchasers and Continental, relating to the purchase of the Certificates by the

Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's and Standard & Poor's.

            "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or
(ii) a withdrawal or suspension of the rating of any Class of Certificates.

            "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the date hereof, among the Initial Purchasers, the Trustees and Continental, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Regular Distribution Dates" means, each June 30 and December 30, commencing on December 30, 1997; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            "Replacement Liquidity Facility" means, for any Liquidity Facility, one or more irrevocable revolving credit agreements issued by one or more Persons in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for each Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in an aggregate face amount (together with the face amount of any Liquidity Facility of the same Class which will continue to be outstanding after the issuance of such Replacement Liquidity Facility and the amount in the Cash Collateral Account of such Class) equal to the Required Amount for such Liquidity Facility and issued by a Person(s) having short-term unsecured debt ratings issued by each Rating Agency which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Maturity Date of such Class of Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d) hereof.

            "Replacement Liquidity Provider" means a Person who issues a Replacement Liquidity Facility.

            "Required Amount" means, with respect to the Liquidity Facility, or the Cash Collateral Account, for any Class, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the three successive

Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future payments of principal on such Class of Certificates.

            "Responsible Officer" means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, and (ii) with respect to each Liquidity Provider, any authorized officer of such Liquidity Provider.

            "Scheduled Payment" means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal of, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

            "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

            "Second Mortgage" means the Second Mortgage dated as of the date hereof entered into by the Loan Trustee and Continental, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Series A Equipment Notes" means the 7.148% Series A Equipment Notes issued pursuant to each Indenture by Continental, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series B Equipment Notes" means the 7.149% Series B Equipment Notes issued pursuant to each Indenture by Continental, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series C Equipment Notes" means the 7.206% Series C Equipment Notes issued pursuant to each Indenture by Continental, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series D Equipment Notes" means the 7.522% Series D Equipment Notes issued pursuant to each Indenture by Continental, and authenticated by the Loan Trustee, thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Special Distribution Date" means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement.

            "Special Payment" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate (as defined in each Indenture) or Collateral (as defined in the Second Mortgage).

            "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.2 as a sub-account to the Collection Account.

            "Standard & Poor's" means Standard & Poor's Rating Group, a division of McGraw-Hill Inc.

            "Stated Interest Rate" means (i) with respect to the Class A Certificates, 7.148% per annum, (ii) with respect to the Class B Certificates, 7.149% per annum, (iii) with respect to the Class C Certificates, 7.206% per annum, and (iv) with respect to the Class D Certificates, 7.522% per annum (such rate with respect to each Class of Certificates, the "Initial Stated Interest Rate" for such Class), plus, in each case, solely in the event no Registration Event (as defined in the Registration Rights Agreement) occurs on or prior to the 210th day after the Closing Date, an additional margin equal to 0.50% per annum, from and including such 210th day (provided that any such additional margin shall cease to be in effect from and including the earlier of (i) the date on which such Registration Event occurs and (ii) the date on which there ceases to be any Registrable Certificates (as defined in the Registration Rights Agreement)); provided that if the Shelf Registration Statement (as defined in the Registration Rights Agreement) (if it is filed) , after being declared effective by the SEC (as defined in the Registration Rights Agreement), ceases to be effective at any time during the period specified by Section 2(b)(B) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Stated Interest Rate shall be increased by 0.50% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) of the Registration Rights Agreement). For the avoidance of doubt, the Stated Interest Rate for any Class of Certificates shall never exceed 0.50% per annum over the Initial Stated Interest Rate for such Class of Certificates.

            "Subordination Agent Incumbency Certificate" has the meaning assigned to such term in Section 2.5(a).

            "Subordination Agent Representatives" has the meaning assigned to such term in Section 2.5(a).

            "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

            "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's.

            "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes or (z) the occurrence of a Continental Bankruptcy Event.

            "Trust" means any of the Class A Trust, the Class B Trust, the Class C Trust or the Class D Trust.

            "Trust Accounts" has the meaning assigned to such term in Section 2.2(a).

            "Trust Agreement" means any of the Class A Trust Agreement, the Class B Trust Agreement, the Class C Trust Agreement or the Class D Trust Agreement.

            "Trustee" means any of the Class A Trustee, the Class B Trustee, the Class C Trustee or the Class D Trustee.

            "Trustee Incumbency Certificate" has the meaning assigned to such term in Section 2.5(b).

            "Trust Property" with respect to any Trust, has the meaning set forth in the Trust Agreement for such Trust.

            "Trustee Representatives" has the meaning assigned to such term in Section 2.5(b).

            "Written Notice" means, from the Subordination Agent, any Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

            "WTC" has the meaning assigned to such term in the recital of parties to this Agreement.

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

            SECTION 2.1. Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee hereby acknowledges and agrees to the terms of subordination set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent, as nominee of such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

            (b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or payments under Section 8.1 of the Participation Agreements, and only to the extent that the Subordination Agent shall have received income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate, and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and that none of the Trustees, Loan Trustees, nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

            SECTION 2.2. Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers, and
(ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Collateral Accounts shall, together with the Collection Account, constitute the "Trust Accounts" hereunder.

            (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section
2.4 hereof, as the case may be, next following the date of such investment (or, in the case of any amount on deposit in the Cash Collateral Account with respect to any Liquidity Facility (with respect to such Liquidity Facility, the "Relevant Amount"), (A) in the case of a portion of the Relevant Amount equal to the amount scheduled to be paid to the Liquidity Provider with respect to such Liquidity Facility on the Regular Distribution Date next following the date of such investment in accordance with clause (iv), (v) or (vi) of Section 3.6(f), the Business Day immediately preceding such Regular Distribution Date, or (B) in the case of a portion of the Relevant Amount equal to the Relevant Amount minus the amount described in clause (A) above, the Business Day immediately preceding the scheduled Interest Payment Date with respect to such Liquidity Facility next following the date of such investment); provided, however, that following the making of a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts at the direction of Continental (or, if and to the extent so specified to the Subordination Agent by Continental with respect to any Liquidity Facility, the Liquidity Provider with respect to such Liquidity Facility); provided further, however, that following the making of a Downgrade Drawing under any initial Liquidity Facility (i) the Subordination Agent shall invest and reinvest the amounts in the Cash Collateral Account with respect to such Liquidity Facility in Eligible Investments pursuant to the written instructions of the Liquidity Provider funding such Drawing, which instructions shall be reasonably acceptable to Continental, and (ii) if the Subordination Agent shall be investing such amounts in the Cash Collateral Account in Eligible Investments in accordance with the instructions of such Liquidity Provider pursuant to clause (i) above, such Liquidity Provider shall use reasonable efforts to cause the amounts in the Cash Collateral Account with respect to such Liquidity Facility to be invested in Eligible Investments which yield at least an amount equal to the interest (excluding the Applicable Margin (as defined in the relevant Liquidity Facility)) that is payable to such Liquidity Provider in respect of such Downgrade Drawing pursuant to Section 3.07 of such Liquidity Facility (it being understood that it may not be feasible to obtain such a yield); provided further, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

            (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders and the Liquidity Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be. So long as WTC is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

            SECTION 2.3. Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it.

            (b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

            SECTION 2.4. Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.4(e) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures or the Second Mortgage and shall promptly send to each Trustee a Written Notice of such amount. Such Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which shall be a Business Day which immediately follows the later to occur of
(x) the 20th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment.

            (b) Redemptions and Purchases of Equipment Notes. So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase (including, without limitation, a purchase resulting from a sale of the Equipment Notes permitted by Article IV hereof) of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

            first, such amount as shall be required to pay (A) all accrued and unpaid Liquidity Expenses then in arrears plus (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses not in arrears to such Special Payment Date multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Payment Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

            second, such amount as shall be required to pay (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations (including interest accrued and unpaid on any Interest Drawing or any Applied Downgrade Advance or Applied Non-Extension Advance (if applicable in connection with a Replacement Liquidity Facility) (each as defined in any Liquidity Facility)) plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Payment Date (at the rate provided in the applicable Liquidity Facility) multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Payment Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, shall be distributed to the Liquidity Providers pari passu on the basis of the amount of such Liquidity Obligations owed to each Liquidity Provider;

            third, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Maximum Available Amount thereunder to zero, to deposit into the relevant Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" are applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of any unreimbursed Interest Drawings under such Liquidity Facility shall be distributed to such Liquidity Provider, pari passu on the basis of the amounts of such deficiencies and/or unreimbursed Interest Drawings;

            fourth, if, with respect to any particular Liquidity Facility, either subclause (A) or (B) of clause "third" above is applicable, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pari passu on the basis of such amounts in respect of each Liquidity Provider;

            fifth, such amount as shall be required to pay in full Expected Distributions to the holders of Class A Certificates on such Special Distribution Date shall be distributed to the Class A Trustee;

            sixth, such amount as shall be required to pay in full Expected Distributions to the holders of Class B Certificates on such Special Distribution Date shall be distributed to the Class B Trustee;

            seventh, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee;

            eighth, such amount as shall be required to pay in full Expected Distributions to the holders of Class D Certificates on such Special Distribution Date shall be distributed to the Class D Trustee; and

            ninth, the balance, if any, of such Special Payment shall be transferred to the Collection Account for distribution in accordance with
      Section 3.2 hereof.

For the purposes of this Section 2.4(b), clause (x) of the definition of "Expected Distributions" shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates (after giving effect to any Escrowed Funds Interest Distribution to be made on such Current Distribution Date with respect to such Certificates) together with accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

            (c) Other Special Payments. Except as provided in clause (e) below, any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.4(b) shall be distributed on the Special Distribution Date therefor in accordance with Article III hereof.

            (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4(b) or (c) shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b) or (c), as the case may be.

            (e) Certain Payments. The Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment received by it from Continental in respect of any Trustee or any Liquidity Provider (collectively, the "Payees") and (ii) any compensation (including, without limitation, any fees payable to any Liquidity Provider under Section 2.03 of any Liquidity Facility) received by it from Continental under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

            SECTION 2.5. Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider and each Trustee, at the Subordination Agent's discretion, or upon any Liquidity Provider's or Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Subordination Agent Incumbency Certificate") of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "Subordination Agent Representatives") authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider and Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

            (b) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

            (c) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (an "LP Incumbency Certificate") of any authorized signatory of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (the "LP Representatives" and, together with the Subordination Agent Representatives and the Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate, it shall be entitled to rely on the last LP Incumbency Certificate delivered to it hereunder.

            SECTION 2.6. Controlling Party. (a) The Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture and (in the case of clause (ii) below) the Second Mortgage at any given time, the Loan Trustee thereunder will be directed (i) in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes

(provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to such principal amount of Equipment Notes), and (ii) after the occurrence and during the continuance of an Indenture Default under such Indenture, in taking, or refraining from taking, any action (x) under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), or (y) under the Second Mortgage, by the Controlling Party.

            (b) The Person who shall be the "Controlling Party" with respect to any Indenture and the Second Mortgage shall be: (w) the Class A Trustee; (x) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; (y) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and (z) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party.

            The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

            (c) Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (i) the date on which the entire Maximum Available Amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, and (ii) the date on which all Equipment Notes shall have been Accelerated, the Liquidity Provider with the highest outstanding amount of Liquidity Obligations shall have the right to elect, by Written Notice to the Subordination Agent and each of the Trustees, to become the Controlling Party hereunder with respect to any Indenture and the Second Mortgage at any time from and including the last day of such 18-month period.

            (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.1(a)(ii) hereof.

            (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

                                   ARTICLE III

          RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED

            SECTION 3.1. Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Regular Distribution Date, each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

            (i) With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause "fifth" of Section 3.2 hereof;

            (ii) With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause "sixth" of Section 3.2 hereof;

            (iii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause "seventh" of Section 3.2 hereof;

            (iv) With respect to the Class D Certificates, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clause "eighth" of Section 3.2 hereof;

            (v) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second", "third" and "fourth" of Section 3.2 hereof; and

            (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "ninth" of Section 3.2 hereof.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

            (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

            (i) With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class A
      Certificateholders pursuant to subclause (iii) of clause "first" of
      Section 3.3 hereof) and "seventh" of Section 3.3 hereof;

            (ii) With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class B
      Certificateholders pursuant to subclause (iii) of clause "first" of
      Section 3.3 hereof) and "eighth" of Section 3.3 hereof;

            (iii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class C
      Certificateholders pursuant to subclause (iii) of clause "first" of
      Section 3.3 hereof) and "ninth" of Section 3.3 hereof;

            (iv) With respect to the Class D Certificates, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class D
      Certificateholders pursuant to subclause (iii) of clause "first" of
      Section 3.3 hereof) and "tenth" of Section 3.3 hereof;

            (v) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause (iii) of clause "first" of Section 3.3 hereof and clauses "second", "third", "fourth" and "fifth" of Section 3.3 hereof; and

            (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "sixth" of Section 3.3 hereof.

            (c) At such time as a Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2 or 3.3 hereof, as applicable, and, in the case of a Liquidity Provider, its commitment under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

            (d) As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee or any Liquidity Provider pursuant to paragraphs
(a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

            (e) Any Written Notice delivered by a Trustee or a Liquidity Provider, as applicable, pursuant to Section 3.1(a), 3.1(b) or 3.1(c) hereof, if made prior to 10:00 A.M. (New York City time) shall be effective on the date delivered (or if delivered later shall be effective as of the next Business
Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

            (f) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraphs (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 or 3.3 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "tenth" of Section 3.2 and clauses "first" through "eleventh" of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

            (g) On such dates (but not more frequently than monthly) as any Liquidity Provider or any Trustee shall request, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof.

            SECTION 3.2. Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(c), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

            first, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

            second, such amount as shall be required to pay in full the aggregate amount of interest accrued and unpaid, and due or to become due on such Distribution Date, on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) shall be distributed to the Liquidity Providers pari passu on the basis of the amount of such Liquidity Obligations owed to each Liquidity Provider;

            third, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Maximum Available Amount thereunder to zero, to deposit into the relevant Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause "first" or "second" of this Section 3.2) shall be distributed to such Liquidity Provider, pari passu on the basis of the amounts of such deficiencies and/or unreimbursed Liquidity Obligations;

            fourth, if, with respect to any particular Liquidity Facility, either subclause (A) or (B) of clause "third" above is applicable, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pari passu on the basis of such amounts in respect of each Liquidity Provider;

            fifth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

            sixth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee;

            seventh, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Class C Trustee;

            eighth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class D Certificates on such Distribution Date shall be distributed to the Class D Trustee;

            ninth, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and such Trustee; and

            tenth, the balance, if any, of any such payment remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

            SECTION 3.3. Distribution of Amounts on Deposit Following a Triggering Event. Except as otherwise provided in Sections 3.1(f) and 3.6(b) hereof, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

            first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Trust Indenture Estate, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) any Liquidity Provider or Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above, shall be distributed to such Liquidity Provider or to the applicable Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

            second, such amount remaining as shall be required to pay all accrued and unpaid Liquidity Expenses shall be distributed to each Liquidity Provider pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

            third, such amount remaining as shall be required to pay accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities shall be distributed to each Liquidity Provider pari passu on the basis of the amount of such accrued and unpaid interest owed to each Liquidity Provider;

            fourth, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), unless
      (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to fund such Cash Collateral Account up to its Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) above is applicable) shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Maximum Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to deposit into the relevant Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (B)(i) above is applicable) shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "fourth" are applicable, to pay in full the outstanding amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause "second" or "third" of this Section 3.3) shall be distributed to such Liquidity Provider, pari passu on the basis of the amounts of such deficiencies and/or unreimbursed Liquidity Obligations;

            fifth, if, with respect to any particular Liquidity Facility, either subclause (A) or (B) of clause "fourth" above is applicable, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) or (B)(i), as the case may be, of clause "fourth" above is applicable), pari passu on the basis of such amounts in respect of each Liquidity Provider;

            sixth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

            seventh, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class A Certificates shall be distributed to the Class A Trustee;

            eighth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class B Certificates shall be distributed to the Class B Trustee;

            ninth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee;

            tenth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class D Certificates shall be distributed to the Class D Trustee; and

            eleventh, the balance, if any, of any such payment remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

            SECTION 3.4. Certain Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.3 hereof and (ii) to the extent received or realized at any time after the Final

Distributions for each Class of Certificates have been made, in the manner provided in clause "first" of Section 3.3 hereof.

            (b) On any Interest Payment Date under each Liquidity Facility which is not a Distribution Date, the Subordination Agent shall pay to the Liquidity Provider under such Liquidity Facility from, and to the extent of, amounts on deposit in the Collection Account, an amount equal to the amount of interest then due and payable to such Liquidity Provider under such Liquidity Facility.

            (c) Except as otherwise provided in Section 3.3 hereof, if the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; provided, that for the purposes of this Section 3.4(c) only, each reference in clause "second" or "ninth" of Section 3.2 to "Distribution Date" shall be deemed to mean the actual date of payment of such Scheduled Payment and each reference in clause "fifth", "sixth", "seventh" or "eighth" of Section 3.2 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

            SECTION 3.5. Payments to the Trustees and the Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the address such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer funds at the address such Trustee shall provide to the Subordination Agent.

            SECTION 3.6. Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class A Certificates, the Class B Certificates or the Class C Certificates (at the Stated Interest Rate for such Class of Certificates), then, prior to 12:00 noon (New York City time) on the Business Day following such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for such Class of Certificates) and (ii) the Maximum Available Amount under such Liquidity Facility, and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

            (b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Cash Collateral Account, and payable in each case to the Class A Certificateholders, shall be promptly distributed to the Class A Trustee, (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account, and payable in each case to the Class B Certificateholders, shall be promptly distributed to the Class B Trustee and (iii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class C Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class C Cash Collateral Account, and payable in each case to the Class C Certificateholders, shall be promptly distributed to the Class C Trustee.

            (c) Downgrade Drawings. If at any time the short-term unsecured debt rating of any Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating, within 30 days after receiving notice of such downgrading (but not later than the expiration date of the Liquidity Facility issued by the downgraded Liquidity Provider (the "Downgraded Facility")), such Liquidity Provider or Continental may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall on such 30th day (or if such 30th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility) request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. The Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the Liquidity Provider.

            (d) Non-Extension Drawings. If any Liquidity Facility with respect to any Class of Certificates is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Maturity Date for such Class of Certificates, then, no earlier than the 60th day and no later than the 40th day prior to the then Stated Expiration Date, the Subordination Agent shall request that such Liquidity Provider extend the Stated Expiration Date for a period of 364 days after the Stated Expiration Date (unless the obligations of such Liquidity Provider thereunder are earlier terminated in accordance with such Liquidity Facility). The Liquidity Provider shall advise the Borrower, no earlier than 40 days and no later than 25 days prior to such Stated Expiration Date, whether, in its sole discretion, it agrees to so extend the Stated Expiration Date. If, on or before such 25th day, such Liquidity Facility shall not have been so extended or replaced in accordance with Section 3.6(e), or if the Liquidity Provider fails irrevocably and unconditionally to advise the Borrower on or before the 25th day prior to the Stated Expiration Date then in effect that such Stated Expiration Date shall be so extended, the Subordination Agent shall, on such 25th day (or as soon as possible thereafter), in accordance with and to the extent permitted by the terms of the expiring Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Liquidity Facility (such drawing, a "Non-Extension Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

            (e) Issuance of Replacement Liquidity Facility. (i) At any time, Continental may, at its option, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility (including any Replacement Liquidity Facility provided pursuant to Section 3.6(e)(ii) hereof) for any Class of Certificates, provided that the initial Liquidity Provider shall not be replaced by Continental as a Liquidity Provider with respect to any Class of Certificates prior to the fifth anniversary of the Closing Date unless (A) there shall have become due to the initial Liquidity Provider, or the initial Liquidity Provider shall have demanded, amounts pursuant to Section 3.01, 3.02 or 3.03 of any Liquidity Facility and the replacement of the initial Liquidity Provider would reduce or eliminate the obligation to pay such amounts or, Continental determines in good faith that there is a substantial likelihood that the initial Liquidity Provider will have the right to claim any such amounts (unless the initial Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by Continental to the initial Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by Continental and reasonably acceptable to the initial Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided, that in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for the initial Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances as described in Section 3.10 of any Liquidity Facility, (C) the short-term unsecured debt rating of the initial Liquidity Provider is downgraded by Standard & Poor's from A-1+ to A-1 and there is a resulting downgrade in the rating by any Rating Agency of any Class of Certificates, (D) a Downgrade Drawing shall have occurred under any Liquidity Facility or (E) the initial Liquidity Provider shall have breached any of its payment (including, without limitation, funding) obligations under any Liquidity Facility. If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing has been made, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced.

            (ii) If any Liquidity Provider shall determine not to extend any of its Liquidity Facility in accordance with Section 3.6(d), then such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Liquidity Facility.

            (iii) No Replacement Liquidity Facility arranged by Continental or a Liquidity Provider in accordance with clauses (i) or (ii) above, respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Agreements (in each case other than insofar as necessary to permit the repayment of amounts owed to the replaced Liquidity Provider), unless and until (A) each of the conditions referred to in clause (iv) below shall have been satisfied, (B) if any such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class A Certificateholders, the Class B Certificateholders or the Class C Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility and (C) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.6(e)(ii), such Replacement Liquidity Facility is acceptable to Continental.

            (iv) In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.6(c) hereof), (y) pay all Liquidity Obligations (including, without limitation, any unreimbursed Advances) then owing to the replaced Liquidity Provider (which payment may be made as provided in clause (vii) of Section 3.6(f) hereof, pursuant to a drawing under the Replacement Liquidity Facility, or otherwise) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

            (v) Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.6(e), (w) the replaced Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by Continental or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider(s) and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) each such Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and each such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

            (f) Cash Collateral Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all available amounts under the Class A Liquidity Facility, the Class B Liquidity Facility or the Class C Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) hereof, or in the event amounts are to be deposited in the Cash Collateral Account pursuant to subclause
(B) of clause "third" of Section 2.4(b), subclause (B) of clause "third" of
Section 3.2 or subclause (B) of clause "fourth" of Section 3.3, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class A Cash Collateral Account, the Class B Cash Collateral Account, or the Class C Cash Collateral Account, respectively. All amounts on deposit in any Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof. Investment Earnings on amounts on deposit in the Cash Collateral Account with respect to each Liquidity Facility shall be deposited in the Collection Account on each Interest Payment Date under such Liquidity Facility and applied on such Interest Payment Date in accordance with Section 3.2, 3.3 or
3.4 (as applicable). The Subordination Agent shall deliver a written statement to Continental and the relevant Liquidity Provider one day prior to each Distribution Date setting forth the aggregate amount of Investment Earnings held in each Cash Collateral Account as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such account as follows:

            (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class A Certificates (at the Stated Interest Rate for the Class A Certificates) from any other source, withdraw from the Class A Cash Collateral Account, and pay to the Class A Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Certificates) on such Class A Certificates and (y) the amount on deposit in the Class A Cash Collateral Account;

            (ii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class B Certificates (at the Stated Interest Rate for the Class B Certificates) from any other source, withdraw the Class B Cash Collateral Account, and pay to the Class B Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Certificates) on such Class B Certificates and (y) the amount on deposit in the Class B Cash Collateral Account;

            (iii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class C Certificates (at the Stated Interest Rate for the Class C Certificates) from any other source, withdraw from the Class C Cash Collateral Account, and pay to the Class C Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class C Certificates) on such Class C Certificates and (y) the amount on deposit in the Class C Cash Collateral Account;

            (iv) on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class A Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in the Class A Cash Collateral Account over the Required Amount for the Class A Cash Collateral Account and shall first, pay such amount to the Class A Liquidity Provider until the Liquidity Obligations (with respect to the Class A Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

            (v) on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class B Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in the Class B Cash Collateral Account over the Required Amount for the Class B Cash Collateral Account and shall first, pay such amount to the relevant Class B Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

            (vi) on each date on which the Pool Balance of the Class C Trust shall have been reduced by payments made to the Class C Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class C Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in the Class C Cash Collateral Account over the Required Amount for the Class C Cash Collateral Account and shall first, pay such amount to the relevant Class C Liquidity Provider until the Liquidity Obligations (with respect to the Class C Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining amount in the Collection Account; and

            (vii) if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account.

            (g) Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Maximum Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Maximum Stated Amount for such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) a Performing Note Deficiency exists. In the event that, with respect to any particular Liquidity Facility, (i) funds are withdrawn from the Cash Collateral Account pursuant to clauses (i), (ii) or (iii) of Section 3.6(f) hereof or (ii) such Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Maximum Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility, shall be deposited in such Cash Collateral Account as provided in clause "third" of Section 2.4(b), clause "third" of Section 3.2 or clause "fourth" of Section 3.3, as applicable, and applied in accordance with Section 3.6(f) hereof.

            (h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

            (i) Final Drawing. A Liquidity Provider with respect to any Liquidity Facility may, in accordance with and to the extent permitted by the terms of such Liquidity Facility, make a drawing in an amount equal to the Maximum Available Amount with respect to such Liquidity Facility (a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

            (j) Reduction or Increase of Maximum Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Certificates is (i) reduced as a result of a reduction in the Pool Balance with respect to such Certificates, (ii) increased as a result of an increase in the Stated Interest Rate or (iii) subsequent to such an increase, reduced pursuant to the definition of "Stated Interest Rate", the Subordination Agent shall, if such Liquidity Facility provides for reductions of the Maximum Stated Amount of such Liquidity Facility and if such reductions are not automatic, request such Liquidity Provider for such Class of Certificates to reduce such Maximum Stated Amount to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the applicable Liquidity Facility.

            (k) Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 3.2, 3.3 and 3.6(h) hereof.

                                   ARTICLE IV

                              EXERCISE OF REMEDIES

            SECTION 4.1. Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under such Indenture and (to the extent applicable) the Second Mortgage, in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. Subject to the provisions of the next paragraph, if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

            (ii) Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture and (y) the occurrence of a Continental Bankruptcy Event, without the consent of each Trustee, no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

            (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to the Aircraft subject to such Indenture.

            (iv) After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals with respect to all of the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the Aircraft).

            (b) The Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the related Indenture and the Second Mortgage, instruct the Loan Trustee under such Indenture or (to the extent applicable) the Second Mortgage, as the case may be, to foreclose on the Lien on the related Aircraft.

            SECTION 4.2. Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

            SECTION 4.3. Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such proceedings, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceedings had been instituted.

            SECTION 4.4. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments hereunder (including without limitation pursuant to Section 2.4, 3.2 or 3.3 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

            SECTION 4.5. Undertaking for Costs. In any Proceeding for the enforcement of any right or remedy under this Agreement or in any Proceeding against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.

                                    ARTICLE V

            DUTIES OF THE SUBORDINATION AGENT; AGREEMENTS OF TRUSTEE

            SECTION 5.1. Notice of Indenture Default or Triggering Event. (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers and the Trustees notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any

Indenture Default or Triggering Event unless notified in writing by one or more Trustees, one or more Liquidity Providers or one or more Certificateholders.

            (b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider and Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

            SECTION 5.2. Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

            SECTION 5.3. No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

            SECTION 5.4. Notice from the Liquidity Providers and Trustees. If any Liquidity Provider or Trustee has notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers and Trustees and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

                                   ARTICLE VI

                             THE SUBORDINATION AGENT

            SECTION 6.1. Authorization; Acceptance of Trusts and Duties. Each of the Class A Trustee, the Class B Trustee and the Class C Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under each applicable Liquidity Facility and authorizes the Subordination Agent to enter into each applicable Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. WTC hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the handling of funds), (b) as provided in Section 2.2 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

            SECTION 6.2. Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

            SECTION 6.3. No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

            SECTION 6.4. No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be either distributed to any Trustee or any Liquidity Provider as provided in Articles II and III hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.5. Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers and each of the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.6. Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

            SECTION 6.7. Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

            SECTION 6.8. May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

            SECTION 6.9. Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in
Section 8.1.

            SECTION 6.10. Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.

                                   ARTICLE VII

                     INDEMNIFICATION OF SUBORDINATION AGENT

            SECTION 7.1. Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section
8.1 of the Participation Agreements. The indemnities contained in such Sections of such agreements shall survive the termination of this Agreement.

                                  ARTICLE VIII

                          SUCCESSOR SUBORDINATION AGENT

            SECTION 8.1. Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying the Trustees and the Liquidity Providers. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

            (1) the Subordination Agent fails to comply with Section 6.9 hereof;

            (2) the Subordination Agent is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Subordination Agent or its property; or

            (4) the Subordination Agent otherwise becomes incapable of acting.

            If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor Subordination Agent.

            A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to the Liquidity Providers and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

            If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

            If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

            Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

            SECTION 9.1. Amendments, Waivers, etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.6(e)(v)(y) hereof and the last sentence of this Section 9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified with the consent of such Trustee (acting without any consent of the Certificateholders of the related Class) if such supplement, modification or amendment cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates (or as otherwise permitted under Section 9.01 of the relevant Trust Agreement); provided, further, however, that if such supplement, amendment or modification would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 3.6(e), Section 3.6(f) (other than the last sentence thereof), the last sentence of this Section 9.1(a) or the second sentence of Section 10.6 (collectively, together with this proviso, the "Continental Provisions") or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of Continental with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Participation Agreement or Indenture, then such supplement, amendment or modification shall not be effective without the additional written consent of Continental. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) modify Section 2.4, 3.2 or
3.3 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If the Replacement Liquidity Facility for any Liquidity Facility in accordance with Section 3.6(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term "Replacement Liquidity Facility", then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Liquidity Facilities for an individual Trust.

            (b) In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, the related Participation Agreement, or the Second Mortgage or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture (or, in the case of the Second Mortgage, any Indenture), the Subordination Agent shall request instructions from the applicable Trustee(s) and shall vote or consent in accordance with the directions of such Trustee(s) (in the case of each such Trustee, with respect to the Equipment Notes held in such Trust) constituting, in the aggregate, directions with respect to the requisite principal amount of Equipment Notes under such Indenture (or, in the case of the Second Mortgage, with respect to the requisite aggregate principal amount of Equipment Notes under all of the Indentures) and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture (or, in the case of the Second Mortgage, any Indenture), the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.1 and 4.4 hereof; provided that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by Continental under any Equipment Note issued under any Indenture in respect of an Aircraft; and provided further that no amendment of or supplement to any Indenture, Participation Agreement or other Operative Agreement or waiver or modification of the terms of, or consent under, any thereof, shall without the consent of each Liquidity Provider, have any of the effects listed in the proviso to, or the last sentence of, Section 10.01(a) of the Indentures.

            SECTION 9.2. Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

            SECTION 9.3. Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

            SECTION 9.4. Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1. Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 10.2. Intercreditor Agreement for Benefit of Trustees, Liquidity Providers and Subordination Agent. Subject to the second sentence of
Section 10.6 and the provisions of Section 4.4, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

            SECTION 10.3. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

            (i)   if to the Subordination Agent, addressed to at its office at:

                  WILMINGTON TRUST COMPANY
                  One Rodney Square
                  1100 N. Market Street
                  Wilmington, DE  19890-0001
                  Attention:  Corporate Trust Trustee Administration
                  Telecopy:  (302) 651-8882

            (ii)  if to any Trustee, addressed to it at its office at:

                  WILMINGTON TRUST COMPANY
                  One Rodney Square
                  1100 N. Market Street
                  Wilmington, DE  19890-0001
                  Attention:  Corporate Trust Trustee Administration
                  Telecopy:  (302) 651-8882

            (iii) if to the Liquidity Provider, addressed to it at its office at:

                  Kredietbank N.V.
                  New York Branch
                  125 West 55th Street
                  New York, New York  10019
                  Attention:  General Manager
                  Telecopy:   (212) 956-5580

Whenever any notice in writing is required to be given by any Trustee or Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

            SECTION 10.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.5. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 10.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. In addition, the Continental Provisions shall inure to the benefit of Continental and its successors and assigns, and (without limitation of the foregoing) Continental is hereby constituted, and agreed to be, an express third party beneficiary of the Continental Provisions.

            SECTION 10.7. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 10.8. Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            SECTION 10.9. Subordination. (a) As between the Liquidity Providers, on the one hand, and the Trustees and the Certificateholders, on the other hand, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

            (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

            (c) If any Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

            (d) The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in

Sections 2.4, 3.2 and 3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations may not be so secured. The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

            (e) Each of the Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

            (i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations,

            (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations,

            (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

            (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

            (v) take any other action which might discharge a subordinated party or a surety under applicable law;

      provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

            SECTION 10.10. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 10.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

            (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

            (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgement entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                                  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity but
                                     solely as Trustee for each of the Trusts


                                  By
                                     ----------------------------------------
                                     Name:  Roseline K. Maney
                                     Title: Senior Financial
                                            Services Officer

                                  KREDIETBANK N.V., acting through its
                                  New York branch,
                                     as Class A Liquidity Provider,
                                     Class B Liquidity Provider and
                                     Class C Liquidity Provider


                                  By
                                     ----------------------------------------
                                     Name:
                                     Title:


                                  By
                                     ----------------------------------------
                                     Name:
                                     Title:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                                  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity but
                                     solely as Trustee for each of the Trusts


                                  By
                                     ----------------------------------------
                                     Name:
                                     Title:

                                  KREDIETBANK N.V., acting through its
                                  New York branch,
                                     as Class A Liquidity Provider,
                                     Class B Liquidity Provider and
                                     Class C Liquidity Provider


                                  By
                                     ----------------------------------------
                                     Name:  Raymond F. Murray
                                     Title: Vice President


                                  By
                                     ----------------------------------------
                                     Name:  Robert Snauffer
                                     Title: Vice President

                                  WILMINGTON TRUST COMPANY
                                     not in its individual capacity except
                                     as expressly set forth herein but solely as Subordination Agent and trustee


                                  By
                                     ----------------------------------------
                                     Name:  Roseline K. Maney
                                     Title: Senior Financial
                                            Services Officer

                                                                   SCHEDULE I to
                                                         INTERCREDITOR AGREEMENT

                                                       Aircraft
Aircraft Type                                     Registration Number
-------------                                     -------------------

Boeing 737-3T0                                          N12322

Boeing 737-3T0                                          N10323

Boeing 737-3T0                                          N14324

Boeing 737-3T0                                          N69333

Boeing 737-3T0                                          N14334

Boeing 737-3T0                                          N14335

McDonnell Douglas MD-82                                 N12811

McDonnell Douglas MD-82                                 N15820

McDonnell Douglas MD-82                                 N18833

McDonnell Douglas MD-82                                 N10834